Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 30, 2011 relating to the financial statements, which appears in Cytomedix Inc.'s Annual Report on Form 10-K for the year ended December 31, 2011.

/s/PricewaterhouseCoopers LLP
Baltimore, MD
October 8, 2013